Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333‑194551, 333‑194553, 333‑194552 and 333‑196296) on Form S‑3 of our report dated March 15, 2017 relating to the consolidated financial statements of Sutherland Asset Management Corporation and its subsidiaries (the Company) appearing in this Annual Report on Form 10‑K of the Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

New York, NY

March 15, 2017